UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

CENTURY CASINOS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2860 South Circle Drive, Suite 350, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed, on December 19, 2008, Century Casinos, Inc.’s subsidiary, Century Resorts Limited (“CRL”), entered into an agreement to sell all of the outstanding shares of Century Casinos Africa (Pty) Limited (“CCA”), for a gross selling price of ZAR 460 million (approximately $57 million). Also as previously disclosed, the agreement was amended on June 15, 2009 (as amended, the “Agreement”). CCA owned and operated The Caledon Hotel, Spa & Casino near Cape Town, South Africa (the “Caledon”), as well as 60% of, and provided technical casino services to, Century Casino Newcastle located in Newcastle, South Africa.

On June 30, 2009, CRL completed the sale of CCA to Tsogo Sun Gaming pursuant to the terms of the Agreement for net proceeds of approximately ZAR 352 million (approximately $44 million), excluding amounts retained until transaction approval by the Kwa-Zulu Natal Gambling Board is obtained and other adjustments. At closing, CRL received a net cash amount of approximately ZAR 254 million (approximately $32 million). Once the approval of the Kwa-Zulu Natal Gambling Board has been obtained, an additional net cash amount of approximately ZAR 98 million ($12 million) will become payable to CRL.  An additional ZAR 17 million ($2 million) held in retention may be payable to CRL within sixty days of closing if the net asset value (“NAV”) at June 30, 2009 is greater than the NAV at December 31, 2008. If the NAV at December 31, 2008 exceeds the NAV at June 30, 2009 by more than the $2 million held in retention, CRL will reimburse Tsogo Sun Gaming an amount equal to the excess.

The Company has previously disclosed additional information concerning the Agreement on its Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 24, 2008 and June 19, 2009.

Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information

      The pro forma financial information required by this item is attached as Exhibit 99.1 to this report.

(d) Exhibits

2.1
Sale of Shares Agreement, entered into as of December 19, 2008, by and between Century Resorts Limited, Tsogo Sun Gaming (Pty) Ltd. and Century Casinos Africa (Pty) Ltd., is hereby incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated December 24, 2008.

2.2
Amendment to the Sale of Shares Agreement, dated June 15, 2009, by and between Century Resorts Limited, Tsogo Sun Gaming (Pty) Ltd. And Century Casinos Africa (Pty) Ltd., is hereby incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K dated June 19, 2009.

99.1	Pro forma financial information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: July 6, 2009	By : /s/ Ray Sienko
Ray Sienko
Chief Accounting Officer